Exhibit 16.1  Letter on Change in Certifying Accountant.


October 24, 2005

Chief Accountant
PCAOB Letter Files, Mail Stop 11-3
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Homeland Security Network, Inc., 2500 Legacy Drive, Suite 226, Frisco, Texas, 75034 [Commission File Number 000-15216] (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K as part of the Company's Form 8-K, dated October 21, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Friedman LLP
East Hanover, New Jersey